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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT AUDITORS


Safeway Inc.:

We hereby consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our reports dated February 21, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the fiscal year ended January 1, 1994.



DELOITTE & TOUCHE
Oakland, California
July 14, 1994